Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 ASR No. 333-235886) of DigitalBridge Group, Inc. (formerly Colony Capital, Inc.) pertaining to the registration of its class A common stock, preferred stock, depositary shares, warrants, and rights,
(2)Registration Statement (Form S-8 No. 333-253752) of DigitalBridge Group, Inc. pertaining to the DigitalBridge Group, Inc. 2014 Omnibus Stock Incentive Plan,
(3)Registration Statement (Form S-8 No. 333-215509) of DigitalBridge Group, Inc. pertaining to the DigitalBridge Group, Inc. 2014 Omnibus Stock Incentive Plan, and
(4)Registration Statement (Form S-8 No. 333-197104-01) of DigitalBridge Group, Inc. pertaining to the DigitalBridge Group, Inc. 2014 Omnibus Stock Incentive Plan;

of our reports dated February 28, 2022, with respect to the consolidated financial statements of DigitalBridge Group, Inc. and the effectiveness of internal control over financial reporting of DigitalBridge Group, Inc. included in this Annual Report (Form 10-K) of DigitalBridge Group, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Los Angeles, California
February 28, 2022